Exhibit 99.1

Jaguar Health Appoints Pharmaceutical Industry Veteran David MacNaughtan to Board of Directors

Separately, Jaguar has received notification that the Company is now in compliance with Nasdaq’s listing standards

San Francisco, CA (June 20, 2018): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage natural-products pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, announced today that it has appointed David MacNaughtan, an executive with more than 25 years of biopharmaceutical industry experience with roles spanning financing, venture capital, royalty investing, business development, and process development, to the Company’s board of directors.

Most recently, Mr. MacNaughtan led the intellectual property investing strategy at CPPIB Credit Investments Inc., a wholly-owned subsidiary of the Canada Pension Plan Investment Board, for eight years, focused on the acquisition and securitization of pharmaceutical royalty streams. Prior to this, he was co-head of the royalty monetization fund at DRI Capital (formerly Drug Royalty Corp.). From 1999 to 2002, he was Vice President of Business Development at Paladin Labs, a specialty pharmaceutical company, where he led a team responsible for acquiring and licensing products for the Canadian market. He joined Paladin from Royal Bank Capital Corp., the venture capital subsidiary of RBC, where he was an investment manager. Mr. MacNaughtan began his career in the biopharmaceutical industry at Hemosol Inc. as a process development engineer. David earned a B.Sc. and M.Sc. in Applied Science from Queen’s University in Ontario, and an MBA from the University of Toronto.

“We are thrilled to have an industry veteran of David’s stature join Jaguar’s board,” commented Lisa Conte, Jaguar’s president and CEO. “We expect David’s expertise in finding and structuring alternative non-dilutive financing opportunities for revenue-generating, commercial-stage companies to play a key role as we continue to focus on Jaguar’s development pipeline and commercial growth. Additionally, his background as an executive in the specialty pharmaceutical space further complements the breadth and depth of experience of our board.”

“I believe strongly in Jaguar’s mission to continue driving the commercial growth of Mytesi®, the Company’s FDA-approved drug indicated for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy, and to develop and commercialize a broad-based suite of Mytesi follow-on indications for patient populations in need around the world,” Mr. MacNaughtan stated. “I look forward to contributing to the growth and expansion of this innovative company in the years to come.”

Compliance with Nasdaq’s Listing Standards

On June 18, 2018, Jaguar received notification from Nasdaq indicating that the Bid Price deficiency of Jaguar’s common stock has been cured, and that the Company is now in compliance with all applicable listing standards. Resultingly, the Company’s common stock will continue to be listed and traded on The Nasdaq Stock Market.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage natural-products pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Mr. MacNaughtan’s expertise in finding and structuring alternative non-dilutive financing opportunities for revenue-generating, commercial-stage companies will play a key role as Jaguar continues to focus on the Company’s development pipeline and commercial growth, and the expectation that Mr. MacNaughtan will contribute to the growth and expansion of Jaguar in the years to come. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX

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